EXHIBIT 23 (c) 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of West Texas Utilities Company:

      As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1995, included in, and incorporated by reference in this Form 10-K, into West Texas Utilities Company's previously filed registration statement on Form S-3 (File No. 33-50633).



Arthur Andersen LLP



Dallas, Texas
March 20, 1995